SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2004

VERSATA, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-29757	68-0255203
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

300 Lakeside Drive, Suite 1500, Oakland, California, 94612

(Address of principal executive office including zip code)

(510) 238-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

The Board of Directors have appointed Linda Giampa, 42, to Vice President Worldwide Field Operations of the Company.

Prior to joining Versata, from October 1999 through December 2003, Ms. Giampa ran her own executive consulting business specializing in helping clients such as TIBCO Software, Keynote Systems, Interwoven and Ejasent Software, bring emerging technologies to market. From 1997 till 1999, Ms. Giampa served as Vice President of Worldwide Sales for Optimal Networks which was acquired by Compuware in July 1999. Ms. Giampa ran North American Sales for Pure Software from February 1993 until 1995 and was instrumental in Pure Software’s 1995 IPO. Before Pure Software, Ms. Giampa rose through the ranks at Oracle Corporation for eight years in a variety of sales and marketing positions. Ms. Giampa has over 18 years of industry experience and holds a bachelors degree in computer science from the University of North Carolina.

ITEM 7.    FINANCIAL STATEMETNS AND EXHIBITS

(c)    The following exhibit is filed as part of this report:

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release, dated February 26, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSATA, INC.

Date: February 26, 2004	By:	/S/ WILLIAM FREDERICK

William Frederick Chief Financial Officer